Exhibit 99.1
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               Form of Certification Required Under Section 906 of
                         the Sarbanes-Oxley Act of 2002

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the members of the Employee Benefits Committee (the "Committee"), which serves as the administrator of the PCS U.S. Employees' Savings Plan (the "Plan"), certified, by resolution dated June 16, 2003 (the "Resolution"), to the knowledge of each individual member of the Committee, that:

     The Annual Report on Form 11-K for the Plan for the year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

     By the authority delegated by the members of the Committee, pursuant to the Resolution, the undersigned member of the Committee hereby executes this certification on behalf of all of the members of the Committee.


/S/ BARBARA JANE IRWIN                        June 20, 2003
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Barbara Jane Irwin                            Date
Senior Vice President, Administration
PCS Administration (USA), Inc.
as Plan Administrator

     A signed original of this written statement required by Section 906 has been provided to the sponsor of the Plan and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.